UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 28, 2023
_____________________
California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 World Trade Center
Suite 1500
Long Beach
California	90831
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Executive Officer

On May 1, 2023, California Resources Corporation (the “Company”) announced that Manuela (Nelly) Molina has been appointed as Executive Vice President and Chief Financial Officer, effective May 8, 2023.

Ms. Molina, 51, is a seasoned energy executive with more than 25 years of corporate finance, capital markets and project financing experience and brings an extensive background in the development of energy infrastructure projects in the natural gas and power sectors. She joins CRC from Sempra Energy, an energy infrastructure company, where she held various senior finance leadership roles, including most recently as Vice President of Audit Services from April 2022 to April 2023 and as Vice President of Investor Relations from September 2020 to April 2022. From July 2017 to September 2020, she served as Chief Financial Officer of Infraestructura Energética Nova, S.A.P.I. de C.V. (IEnova), a subsidiary of Sempra Energy, which was listed on the Mexican Stock Exchange until October 2021. Previously, Ms. Molina served in leadership roles with Kinder Morgan, an energy infrastructure company, and the former El Paso Corporation, a provider of natural gas and related energy products, in Mexico.

There are no arrangements or understandings between Ms. Molina and any other persons pursuant to which she was selected to serve as the Company’s Executive Vice President and Chief Financial Officer. There are no family relationships between Ms. Molina and any director or executive officer of the Company, and Ms. Molina has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Entry into Employment Agreement

In connection with the appointments described above, the Company entered into an employment agreement with Ms. Molina (the “Employment Agreement”) effective on May 8, 2023 (the “Effective Date”).

The Employment Agreement provides for an initial two-year term beginning on the Effective Date and will automatically renew for an additional one-year term on each anniversary of the Effective Date unless the Company or Ms. Molina provides 90 days’ written notice to the other that no such automatic renewal shall occur.

Pursuant to the Employment Agreement, Ms. Molina will receive an annual base salary of $550,000. She will also be eligible to receive: (i) an annual cash bonus with a target value equal to 100% of her annual base salary (prorated for calendar year 2023); (ii) participation in those benefit plans and programs of the Company available to similarly situated executives; and (iii) annual long-term incentive awards (expected to be comprised 60% of performance stock units and 40% of restricted stock units) under the Company’s 2021 Long Term Incentive Plan (as amended, the “LTIP”) with a target grant value of 400% of Ms. Molina’s base salary as in effect on the applicable grant date. The performance stock unit awards are expected to vest over a three-year cliff vesting period beginning on the date of grant, and the restricted stock units are expected to vest in three equal installments over a three-year vesting period beginning on the date of grant. Additionally, Ms. Molina will receive a cash sign-on bonus of $150,000, subject to all applicable tax withholdings.

The Employment Agreement also provides for certain severance payments and benefits to be provided to Ms. Molina upon her termination of employment by the Company without “Cause” (including a termination of employment at the expiration of the term because the Company elected not to renew the Employment Agreement) or her resignation for “Good Reason,” death or “Disability” (each quoted term as defined in the Employment Agreement). Upon Ms. Molina’s termination of employment for any reason, her Employment Agreement provides that the Company shall pay her all unpaid base salary, any unreimbursed business expenses incurred prior to the date on which the employment terminates (as applicable, the “Termination Date”) and all benefits to which she is entitled under the terms of any applicable benefit plan.

Upon Ms. Molina’s termination of employment by the Company without Cause (including a termination of employment at the expiration of the term because the Company elected not to renew the Employment Agreement), or by her for Good Reason, she will receive payment of any earned but unpaid annual bonus for the calendar year preceding the calendar year in which the Termination Date occurs and, so long as Ms. Molina executes a release of claims in favor of the Company and its affiliates and abides by the restrictive covenants within the Employment

Agreement, she shall receive severance payments, generally payable in monthly installments following the Termination Date consisting of: (i) cash payments equal to a predetermined multiple of annual base salary plus target annual bonus awards for the year in which the termination occurs (the multiple being one and one-half (1.5) times for Ms. Molina, increased to two (2) times for her if such termination of employment occurs within the one (1)-year period following a qualifying Change in Control (such term as defined in the Employment Agreement)); (ii) a pro-rata annual bonus for the calendar year in which the Termination Date occurs, based on actual performance levels earned for the applicable calendar year and payable at the time such bonuses are paid to similarly situated executives of the Company; and (iii) reimbursement for the difference between the amount Ms. Molina pays to effect continued coverage (including coverage for her spouse and eligible dependents) under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and her contribution amount that similarly situated executives of the Company pay for the same or similar coverage under such group health plans, during the portion, if any, of the 18-month period for Ms. Molina following the Termination Date (or 24-month period in the event of a termination during the one (1)-year period following a qualifying Change in Control for Ms. Molina) that she elects to continue coverage.

If Ms. Molina’s employment is terminated due to death or Disability, then she will receive (i) payment of any earned but unpaid annual bonus for the calendar year preceding the calendar year in which the termination of employment occurs and (ii) a pro-rata portion of the annual bonus for the calendar year in which the Termination Date occurs, based on actual performance for such calendar year and payable at the time such bonuses are paid to similarly situated executives of the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full and complete text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Entry into Indemnification Agreement

In connection with the appointment of Ms. Molina as Executive Vice President and Chief Financial Officer, the Company will enter into an Indemnification Agreement (the “Indemnification Agreement”) with Ms. Molina, pursuant to which the Company agrees to indemnify Ms. Molina to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Company and to advance her expenses incurred as a result of any proceeding against her to which she could be indemnified.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full and complete text of the Indemnification Agreement, a form of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 28, 2023, the stockholders approved an amendment of the Company's Certificate of Incorporation, and the amendment was filed with the office of the Secretary of State of Delaware on May 1, 2023 and became effective upon filing. The amendment was adopted to reflect new Delaware law provisions regarding officer exculpation.
The amendment to the Certificate of Incorporation permits officer exculpation only for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. This amendment would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.
The foregoing description of the amendment to the Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the Certificate of Incorporation, which amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on April 28, 2023.

(b)	The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Exchange Act, and the final number of votes cast for, against or withheld, abstentions and broker non-votes for each matter are set forth below:

	1.	The nine director nominees named in the Company’s proxy statement were elected with the following votes:

		Nominee	For	Withheld	Broker Non-Votes
		Andrew Bremner	55,502,641	6,760,546	2,039,962
		Tiffany (TJ) Thom Cepak	56,569,356	5,693,831	2,039,962
		James N. Chapman	59,021,376	3,241,811	2,039,962
		Francisco J. Leon	58,759,646	3,503,541	2,039,962
		Mark A. (Mac) McFarland	59,251,461	3,011,726	2,039,962
		Nicole Neeman Brady	59,530,374	2,732,813	2,039,962
		Julio M. Quintana	59,007,956	3,255,231	2,039,962
		William B. Roby	59,306,191	2,956,996	2,039,962
		Alejandra (Ale) Veltmann	59,391,360	2,871,827	2,039,962

	2.
The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was approved. The proposal received 64,209,577 votes for; 93,388 votes against; and 184 abstentions.

	3.	The advisory vote to approve named executive officer compensation was approved. The proposal received 62,001,685 votes for; 254,522 votes against; 6,980 abstentions; and 2,039,962 broker non-votes.

	4.
The amendment to the Certificate of Incorporation regarding officer exculpation was approved. The proposal received 55,610,207 votes for; 6,557,090 votes against; 95,890 abstentions; and 2,039,962 broker non-votes.

Item 7.01    Regulation FD Disclosure.
On May 1, 2023, the Company issued a press release announcing Ms. Molina’s appointment as Executive Vice President and Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished with this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of California Resources Corporation.
10.1	Employment Agreement by and between Manuela Molina and California Resources Corporation, effective May 8, 2023.*
10.2**
Form of Indemnification Agreement between the Company and its directors and executive officers (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 27, 2020 and incorporated herein by reference).

99.1	Press release dated May 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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* Certain portions of this exhibit (indicated by “[*****]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.
** Incorporated by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Michael L. Preston
Name:	Michael L. Preston
Title:	Executive Vice President, Chief Strategy Officer and General Counsel

DATED: May 1, 2023